SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)  January 23, 2002
                                                  ----------------


                         WESTERN MEDIA GROUP CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


Minnesota                     2-71164                        41-1311718
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(State or Other            (Commission                     (I.R.S. Employer
Jurisdiction of            File Number)                   Identification No.)



                     69 Mall Drive, Commack, New York 11725
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               Address of Principal Executive Offices) (Zip Code)


                                  917-626-6516
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              (Registrant's Telephone Number, Including Area Code)


ITEM  2.   ACQUISITION OR DISPOSITION OF ASSETS
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         On January 23, 2002, Western Media Group Corporation (the "Company")
acquired the computers, servers, monitors, hubs, and other related equipment listed in exhibit 1 below (the "Assets"), from Four J's Enterprises ("4J"). The acquisition was made pursuant to a January 23, 2002 asset purchase agreement (the "Agreement").

         The purchase price for the Assets was 2,000,000 shares of the Company's $.001 par value per share common stock. The purchase price paid for the Assets was determined by arm's length negotiation between the parties taking into account the value of the Assets and the value of the Company's common stock.

         There is no material relationship between 4J and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

         The Assets had been repossessed by 4J which is in the business of financing the purchase of computer equipment. The Company plans to use the Assets for its own operations as well as for the expansion of the operations of wholly owned subsidiaries Med-Link USA, Inc. and K-Rad Konsulting, LLC ("K-Rad").

         Med-Link provides a full service communication network to physicians, hospitals and labs, including a Virtual Private Network, Voice-mail and Answering Service. The Virtual Private Network is an Internet based application that allows physicians, from any location with a computer and Internet service, to obtain information, from other physicians, hospitals and laboratories, concerning their patients. This allows a better flow of information between the relevant components of the health system and, importantly, faster reaction times for patient care. Med-Link's voice-mail system allows patients multiple options, including call forwarding, forwarding to an operator at a call center or simply leaving their physician a message. Med- Link's answering service offers a messaging center with trained and medically knowledgeable personnel. These persons are able to locate physicians using e-mail, fax, alpha paging or telephone. Med-Link's services utilize fiber optic communication technologies offered by Cablevision Lightpath.


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         K-Rad is a solution provider for Internet infrastructure. K-Rad's mission is to provide fast and reliable technical assistance to clients. K-Rad offers Internet infrastructure consulting for businesses using what it deems reliable sources of technical help for their computers. K-Rad's offers three main services: (1) Hourly Technical Aid; (2) Retainer contracts for specific skills or systems; and (3) Project consulting corresponding to what industry experts have identified as the primary opportunities in computer and software consulting.

         The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this report and incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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(a)  Pro Forma Financial Information*

(b)  Exhibits

Exhibit  SEC Ref.          Title

1                 (2)               Asset Purchase Agreement

* To be filed by amendment as soon as practicable, but not later than 60 days after the date of this report.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Western Media Group Corporation


DATED: February 7, 2002                     By: /s/ Konrad Kim, President
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